Hale and Dorr
                                 60 State Street
                           Boston, Massachusetts 02109



                                            January 28, 1993


Trustees of Pioneer
  Tax-Free State Series Trust
60 State Street
Boston, Massachusetts  02109


Ladies and Gentlemen:

         We have been informed that Pioneer Tax-Free State Series Trust (the "Trust") proposes to register under the Securities Act of 1933, as amended (the "Act"), and to offer and sell from time to time, an indefinite number of shares of beneficial interest, without par value, of three of its series designated as Pioneer California Double Tax-Free Fund, Pioneer New York Triple Tax-Free Fund and Pioneer Massachusetts Double Tax-Free Fund (the "Funds"), which shares shall be sold at not less than "net asset value," as defined in the Trust's Declaration of Trust ("Fund Shares"). The Trustees of the Trust have established the Funds pursuant to Article V, Section 5.1 of the Trust's Declaration of Trust dated November 6, 1992 and executed and delivered in Boston, Massachusetts on that day (the "Declaration of Trust").

         We have examined the Trust's  Declaration  of Trust,  By-Laws,  Written
Actions of the Board of Trustees, and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including, but not limited to, originals, or copies certified or otherwise identified to our satisfaction, of such documents, trust records and other instruments.

         In our examination of such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original

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Trustees of Pioneer
Tax-Free State Series Trust
January 28, 1993
Page 2



documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

         The opinion set forth in paragraph 3 below is qualified in that shareholders of a Massachusetts business trust may under certain circumstances be held personally liable for the obligations of the trust. However, the Declaration of Trust disclaims shareholder liability for obligations of the Trust and requires that notice of such disclaimer be given in every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers of the Trust. The Declaration of Trust provides for indemnification against all loss and expense of any shareholder of a series of Fund Shares held personally liable solely by reason of being or having been a shareholder of a Fund, such indemnification to be paid solely out of the assets of such series. Thus, the shareholder's risk is limited to circumstances in which the assets of the particular series of which he or she is or was a shareholder would be insufficient to meet the obligations asserted against or with respect to such assets.

         We have not made an independent review of the laws of any state or jurisdiction other than the laws of The Commonwealth of Massachusetts.

         Based on and subject to the foregoing, we are of the opinion that:

               1. The Trust is duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts; and

               2. The beneficial interest of the Trust is divided into an unlimited number of shares of beneficial interest, no par value per share.

               3. The Fund Shares will be validly issued, fully paid and non-assessable by the Funds when issued in accordance with the provisions of the Declaration of Trust and subject to compliance with the Securities Act of 1933, the Investment Company Act of 1940 and the applicable state laws regulating the sale of securities.

         We understand that the Trust is currently in the process of registering or qualifying shares of the Funds in various

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Trustees of Pioneer
Tax-Free State Series Trust
January 28, 1993
Page 3


states. We hereby consent to the filing of a copy of this opinion with the securities administrators for such states and with the Securities and Exchange Commission as part of the Trust's Registration Statement on Form N-1A (or an amendment thereto) covering an indefinite number of Fund Shares. We hereby also consent to the reference to our firm under the captions "Dividends, Distributions and Taxation--Pioneer Massachusetts Double Tax-Free Fund" in the Funds' Prospectus dated January 29, 1993 and "Tax-Status--Massachusetts State and Local Tax Matters" in the Funds' Statement of Additional Information dated January 29, 1993. This opinion may not be filed with any other parties or used for any other purpose.


                                            Very truly yours,

                                            /s/Hale and Dorr

                                            Hale and Dorr